Exhibit 10.3

SEVENTH AMENDMENT TO DRUG DISCOVERY COLLABORATION AGREEMENT

THIS AMENDMENT NO. 7 (“Seventh Amendment”), effective as of the Settlement Effective Date (defined below) (“Amendment Date”), is entered into by and between Genentech, Inc., a Delaware corporation, having a principal place of business at 1 DNA Way, South San Francisco, California 94080 (“Genentech”) and Array BioPharma Inc., a Delaware corporation, having a principal place of business at 3200 Walnut Street, Boulder, Colorado 80301 (“Array”), (collectively, the “Parties” or individually, a “Party”).
WHEREAS, Genentech and Array entered into a Drug Discovery Collaboration Agreement, effective as of December 22, 2003, which was subsequently amended or otherwise modified by a Letter Agreement, dated October 11, 2004; a First Amendment, dated May 20, 2005; a Second Amendment, dated October 1, 2005; a Third Amendment, dated April 2, 2007; a Fourth Amendment, dated July 25, 2008; a Fifth Amendment, dated September 1, 2008; a Letter Agreement, dated July 30, 2009; and a Sixth Amendment, dated September 30, 2010 (collectively, the “Agreement”).
WHEREAS, Genentech and Array have entered into that certain Confidential Settlement and Release Agreement (the “Settlement and Release Agreement”).
WHEREAS, the Parties desire to amend the Agreement as set forth below.
NOW, THEREFORE, the Parties agree as follows:

1.
This Seventh Amendment hereby amends and revises the Agreement to incorporate the terms and conditions set forth in this Seventh Amendment. The relationship of the Parties shall continue to be governed by the terms of the Agreement, as amended hereby.

2.
The following capitalized terms shall have the meanings given to them in this paragraph 2. All other capitalized terms used in this Seventh Amendment shall have the meanings defined in the Agreement unless otherwise defined herein.

“[*]” means the compound known as [*].
“[*] Compound” means a compound that inhibits or otherwise modulates [*] (whether conceived, discovered, researched, developed or commercialized prior to or after the Amendment Date) and includes, without limitation, [*].
“Roche” means Roche Holding Ltd and its successors, or any business entity that controls, is controlled by or is under common control with Roche, in each case, that is not controlled by Genentech. For purposes of this definition, “control” shall have the meaning in the definition of Affiliate (as such term is defined in the Agreement).
“Settlement Effective Date” has the meaning set forth in the Settlement and Release Agreement.

3.	Effective as of the Amendment Date, and notwithstanding anything to the contrary in the Agreement prior to the Amendment Date:

(a)	[*] shall not constitute a “Collaboration Target” (as such term is defined in the Agreement) under the Agreement or this Seventh Amendment.

(b)	No [*] Compound shall constitute a “Compound” (as such term is defined in the Agreement) under the Agreement or this Seventh Amendment.

(c)	No product incorporating a [*] Compound shall constitute a “Licensed Product” (as such term is defined in the Agreement) under the Agreement or this Seventh Amendment.

(d)
Nothing in the Agreement shall prohibit or otherwise restrict Array from conducting, participating in or funding, directly or indirectly, either alone or with a Third Party, research or development with respect to, or commercialization of, a [*] Compound or a product incorporating a [*] Compound.

(e)
Neither Party shall have any obligation under the Agreement to pay any payments, milestones, royalties or other amounts to the other Party with respect to [*], any [*] Compound and/or products incorporating a [*] Compound including, without limitation, pursuant to Articles 6 or 7 of the Agreement.

4.	Effective as of the Amendment Date, and notwithstanding anything to the contrary in the Agreement or this Seventh Amendment:

(a)
Nothing in the Agreement or this Seventh Amendment shall prohibit or otherwise restrict Genentech from exercising all of its rights to research, develop and/or commercialize [*] and any other [*] Compound or product incorporating a [*] Compound, in either case, other than [*].

(b)
Array hereby grants to Genentech a non‑exclusive, sublicensable license under (i) the Array Existing Technology, Array Collaboration Technology and Array’s interest in Joint Collaboration Technology, to make, use, offer for sale, sell and import [*] Compounds and products incorporating [*] Compounds in the Field in the Territory; and (ii) the Array Future Technology existing as of one (1) day prior to the Amendment Date, to make, use, offer for sale, sell and import [*] Compounds and products incorporating [*] Compounds in the Field in the Territory. Genentech shall have the right to grant sublicenses to any Third Parties, and any sublicensee may grant further sublicenses to one or more additional Third Parties.

(c)	For the avoidance of doubt, Array Future Technology does not include any Patents, Know‑How or other technology received by Array under the [*] by and between [*] and Array, dated as of [*].

(d)	Array hereby grants to Genentech the right to use all data, materials and Array’s Confidential Information, in all cases, transferred by Array to Genentech prior to the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Amendment Date, for research, development and/or commercialization of [*] and any other [*] Compound or product incorporating a [*] Compound, in either case, other than [*]. Genentech shall have the right to transfer any such data, materials and Array’s Confidential Information to Third Parties that perform such research, development and/or commercialization activities on behalf of Genentech.

(e)
The licenses and rights granted to Genentech under this Amendment may be exercised by a Third Party on Genentech’s behalf including, without limitation, by a Third Party performing contract manufacturing on behalf of Genentech or performing work under a material transfer agreement on behalf of Genentech.

(f)
All of Genentech’s Confidential Information existing as of the Amendment Date that relates to [*] and/or [*] Compounds (including, without limitation, chemical entities known by Array to be [*] Compounds and any information specifically related to [*] and/or [*] Compounds) continues to be the Confidential Information of Genentech, and Array has no rights to use such Confidential Information, including with respect to [*], subject to the confidentiality provisions of Article 9 of the Agreement.

(g)
Array, on behalf of itself and its Affiliates, and on behalf of their respective successors and assigns (of this Agreement or the applicable intellectual property), covenants, during the term of the Agreement and perpetually thereafter, not to enforce directly, or to prompt or cooperate with or impose an obligation on a Third Party to enforce, against Genentech, its Affiliates or Roche, or any of their respective successors, assigns, licensees, sublicensees and agents, any Patent acquired by Array under the [*] by and between [*] and Array, dated as of [*], based on the manufacture, use, offer for sale, sale or import of any [*] Compound, or any product incorporating a [*] Compound, in each case, excluding [*].

(h)
Genentech, on behalf of itself and its Affiliates, and on behalf of their respective successors and assigns (of this Agreement or the applicable intellectual property), covenants, during the term of the Agreement and perpetually thereafter, not to enforce directly, or to prompt or cooperate with or impose an obligation on a Third Party to enforce, against Array, or any of its successors, assigns, licensees, sublicensees and agents, any Genentech Patents existing as of the Amendment Date, based on the manufacture, use, offer for sale, sale or import of [*].

5.
Array hereby represents to Genentech that, prior to the Amendment Date, Array fulfilled its obligations under Section 2.4 of the Agreement. Genentech agrees that a breach of this representation does not entitle Genentech to termination or rescission of the Settlement and Release Agreement or this Seventh Amendment.

6.
Except as otherwise expressly provided, this Seventh Amendment does not grant any right or license to either Party under any of the other Party’s Patents or other intellectual property rights, and no other right or license is to be implied or inferred from any provision of this Seventh Amendment or by the conduct of the Parties. For clarity, but without limitation, no

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

right or license is granted to Array under any Patents owned or controlled by Genentech having one or more claims directed [*], its manufacture, formulation, administration, or use.

7.
Within [*] days of the Amendment Date, and in partial consideration for the rights and releases granted under this Amendment and the Settlement and Release Agreement, Array shall make a one‑time, non‑refundable settlement payment to Genentech of [*] in accordance with the wiring instructions set forth on Attachment A hereto.

8.
This Seventh Amendment, the Agreement and the Settlement and Release Agreement constitute the entire agreement between the Parties in connection with the subject matter of this Seventh Amendment. The Agreement, as herein amended, is and remains in full force and effect.

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[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

IN WITNESS WHEREOF, the Parties have caused this Seventh Amendment to be executed by their respective duly authorized representatives as set forth below.

GENENTECH, INC.	ARRAY BIOPHARMA INC.
By: /s/ Robert Andreatta	By: /s/ John Moore
Name: Robert Andreatta	Name: John Moore
Title: VP, Controller and CAO	Title: General Counsel

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

ATTACHMENT A

WIRING INSTRUCTIONS

[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.